                                                                   EXHIBIT 10(h)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                         FABRI-CENTERS OF AMERICA, INC.
                                 AS THE BORROWER



                             THE BANKS NAMED HEREIN
                                    AS BANKS


                                       AND


                          KEYBANK NATIONAL ASSOCIATION,
                                    AS AGENT






                       ----------------------------------

                                 AMENDMENT NO. 2
                                   DATED AS OF
                                  MARCH 4, 1998

                                       TO

                                CREDIT AGREEMENT
                                   DATED AS OF
                               SEPTEMBER 30, 1994

                       ----------------------------------







--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

           THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of March 4, 1998 ("THIS AMENDMENT"), among:

                      (i) FABRI-CENTERS OF AMERICA, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER");

                      (ii)  the Banks party hereto (the "BANKS"); and

                      (iii) KEYBANK NATIONAL ASSOCIATION, a national banking association, as agent (the "AGENT") for the Banks under the Credit Agreement (hereafter defined):


           PRELIMINARY STATEMENTS:

           (1) The Borrower, the Banks named therein, and the Agent entered into the Credit Agreement, dated as of September 30, 1994, as amended by Amendment No. 1 thereto, dated as of June 2, 1997 (as so amended, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement.

           (2) The Borrower, the Banks party hereto and the Agent desire to amend certain of the terms and provisions of the Credit Agreement in order to, among other things, (i) increase the Commitments from $200,000,000 to $250,000,000, (ii) reflect the revised Commitments of the Banks, (iii) extend the Commitment Period, (iv) permit the acquisition by the Borrower of House of Fabrics, Inc., (v) change the interest rate and Facility Fee provisions, (vi) modify certain financial covenants, and (vii) delete references to the Convertible Subordinated Debentures, which are no longer outstanding, all as more fully set forth below.

           NOW, THEREFORE, the parties hereby agree as follows:

           SECTION 1. AMENDMENTS TO CREDIT AGREEMENT.

           1.1. REVISED COMMITMENTS, ETC. Effective on the Effective Date (as hereinafter defined):

                      (a) Annex A to the Credit Agreement is amended to read in its entirety as set forth on Annex A hereto;

                      (b) the phrase "Sixty Million Dollars ($60,000,000)" which appears in Section 2.1 and again in Sections 4.1, 5.1(a) and 5.2(a) of the Credit Agreement is changed in each such instance to "Eighty Million Dollars ($80,000,000)";

                      (c) the phrase "Two Hundred Million Dollars
           ($200,000,000)" which appears in the definition of the term Total Commitment Amount in Section 1.1 of the Credit Agreement and again in
           Section 2.1 of the Credit Agreement is changed in each such instance to "Two Hundred Fifty Million Dollars ($250,000,000)"; and

                      (d) the phrase "1995 Fiscal Year" which appears in Section 3.2(c) of the Credit Agreement [which Section is captioned Extension of Commitment Period], is changed to "1999 Fiscal Year".

           1.2. INITIAL PRICING, ETC. (a) Effective on the Effective Date and continuing to the Interest Adjustment Date relating to the delivery of the Borrower's financial statements for its Fiscal Quarter ended May 2, 1998, the Applicable Fee Percentage shall be 20.00 basis points per annum and the Applicable Loan Percentage shall be 75.00 basis points per annum. On and after such Interest Adjustment Date the Applicable Fee Percentage and the Applicable Loan Percentage shall be subject to determination and change as provided in the Credit Agreement, as amended hereby.

           (b) Effective on the Effective Date, Section 3.4(f) of the Credit Agreement is amended by adding the following at the end thereof:

           Alternatively, the Agent may in its discretion permit the Borrower to pay such commissions quarterly in arrears on the last day of each fiscal quarter.

           1.3. CHANGES IN DEFINITIONS. (a) CHANGES IN EXISTING DEFINITIONS. Effective on the Effective Date, the following definitions contained in Section
1.1 of the Credit Agreement are amended to read in their entirety as follows:

                      "APPLICABLE FEE PERCENTAGE" shall mean, on each day of any Fiscal Quarter, with respect to any Facility Fee (as set forth in Section 3.4(a)), the annual percentage rate (expressed in basis points) indicated in the following table corresponding to the Borrower's Consolidated Leverage Ratio as measured for the Fiscal Quarter immediately preceding and ending on the applicable Fee Determination Date and the Borrower's Consolidated Fixed Charge Coverage Ratio as measured for the Four Fiscal Quarter Period ending as of such Fee Determination Date:

                         FACILITY FEE PRICING GRID TABLE
                           (EXPRESSED IN BASIS POINTS)


                 CONSOLIDATED                            CONSOLIDATED FIXED CHARGE COVERAGE RATIO
                LEVERAGE RATIO
                                          Less Than         Greater Than or Equal to        Greater Than 2.00 to 1.00
                                         1.75 to 1.00         1.75 to 1.00 but               but Less than 2.25 to 1.00
                                                            Less Than 2.00 to 1.00
Greater Than .35 to 1.00                     30.00                 20.00                             20.00
Less than or equal to .35 to 1.00 but        30.00                 20.00                             20.00
Greater than .25 to 1.00
Less Than or equal to .25 to 1.00 but        30.00                 20.00                             15.00
Greater than .15 to 1.00
Less Than or equal to .15 to 1.00            20.00                 15.00                             15.00





                 CONSOLIDATED      CONSOLIDATED FIXED CHARGE COVERAGE RATIO
                LEVERAGE RATIO

                                       Greater Than or Equal to
                                             2.25 to 1.00
Greater Than .35 to 1.00                           20.00
Less Than or Equal to .35 to 1.00 but              15.00
Greater Than .25 to 1.00
Less Than or Equal to .25 to 1.00 but              15.00
Greater Than .15 to 1.00
Less Than or Equal to .15 to 1.00                  10.00


                      "APPLICABLE LOAN PERCENTAGE" shall mean, on each day of any Interest Period, with respect to any LIBOR Loans comprising a Revolving Credit Borrowing or any Fed Funds Rate Loans comprising a Revolving Credit Borrowing, as the case may be, the annual percentage rate (expressed in basis points) indicated in the following table corresponding to the Borrower's Consolidated Leverage Ratio as measured for the Fiscal Quarter immediately preceding and ending on the Determination Date applicable to such Interest Period and the Borrower's Consolidated Fixed Charge Coverage Ratio as measured for the Four Fiscal Quarter Period ending as of such Determination Date:

                                                 INTEREST RATE PRICING GRID TABLE
                                                  (EXPRESSED IN BASIS POINTS)


  CONSOLIDATED                                    CONSOLIDATED FIXED CHARGE COVERAGE RATIO
 LEVERAGE RATIO
                                                   Less Than         Greater Than or Equal to       Greater Than 2.00 to 1.00
                                                  1.75 to 1.00         1.75 to 1.00 but            but Less Than 2.25 to 1.00
                                                                     Less Than 2.00 to 1.00
Greater Than .35 to 1.00                             100.00                75.00                            65.00
Less Than or Equal to .35 to 1.00 but
  Greater Than .25 to 1.00                            70.00                65.00                            45.00
Less Than or Equal to .25 to 1.00 but
  Greater Than .15 to 1.00                            60.00                45.00                            35.00
Less Than or Equal to .15 to 1.00                     50.00                35.00                            30.00


                  CONSOLIDATED      CONSOLIDATED FIXED CHARGE COVERAGE RATIO
                LEVERAGE RATIO
                                            Greater Than or Equal to
                                                 2.25 to 1.00
Greater Than .35 to 1.00                              45.00
Less Than or Equal to .35 to 1.00 but
  Greater Than .25 to 1.00                            35.00
Less Than or Equal to .25 to 1.00 but
  Greater Than .15 to 1.00                            30.00
Less Than or Equal to .15 to 1.00                     25.00












                      "COMMITMENT PERIOD" shall mean the period from the date hereof to January 31, 2003, as the same may be extended pursuant to
           Section 3.2(c) or reduced pursuant to Section 3.2(a).

                      "MAXIMUM AVAILABILITY AMOUNT" shall mean the Total Commitment Amount, giving effect to any reductions in the Total Commitment Amount pursuant to Section 3.2(a).

           (b) ADDITION OF DEFINITION OF CONSOLIDATED NET WORTH. Effective on the Effective Date, the following definition is added to Section 1.1 of the Credit Agreement in appropriate alphabetic order:

                      "CONSOLIDATED NET WORTH" shall mean, as of any date of determination, the excess of (i) the net book value (after deducting all applicable reserves and excluding any re-appraisal or write-up of assets after the date of this Agreement except any re-appraisal or write-up of assets at the time such assets are acquired in the Acquisition or by means of corporate acquisitions subsequent to the date of this Agreement) of all Consolidated Assets of the Borrower and its Subsidiaries as of such date, OVER (ii) all Consolidated Liabilities of the Borrower and its Subsidiaries as of such date, in each case determined on a consolidated basis in accordance with generally accepted accounting principles.

           (c) DELETION OF THE DEFINITION OF, AND REFERENCES TO, CONVERTIBLE SUBORDINATED DEBENTURES. Inasmuch as the Convertible Subordinated Debentures are no longer outstanding, effective on the Effective Date, Section 1.1 of the Credit Agreement is amended to delete the definition of the term "Convertible Subordinated Debentures", and all references to such term elsewhere in the Credit Agreement shall be of no further force or effect.

           1.4. USE OF PROCEEDS. Effective on the Effective Date, Section 2.2 of the Credit Agreement is amended by adding the following at the end thereof:

           Notwithstanding the following, the Borrower may use the proceeds of the Revolving Credit Loans hereunder to acquire House of Fabrics, Inc. as contemplated by the Offer to Purchase dated February 6, 1998 made by FCA Acquisition Corporation, its Subsidiary, to retire indebtedness of House of Fabrics, Inc which is outstanding at the date of the acquisition, and to pay expenses and other amounts contemplated by such Offer to Purchase.

           1.5. ACQUISITIONS; BULK TRANSFERS. Effective on the Effective Date,
Section 8.9 of the Credit Agreement is amended to add the following at the end thereof:

           Notwithstanding the foregoing, the Borrower shall be permitted to consummate the acquisition of House of Fabrics, Inc. as contemplated by the Offer to Purchase dated February 6, 1998 made by FCA Acquisition Corporation, its Subsidiary.

           1.6. INDEBTEDNESS FOR BORROWED MONEY. Effective on the Effective Date, Section 8.11 of the Credit Agreement is amended to, among other things, delete references to the Convertible Subordinated Debentures and to change the overall borrowing limitation which was contained in the proviso at the end thereof, so that, as so amended, Section 8.11 of the Credit Agreement reads in its entirety as follows:

                      SECTION 8.11 INDEBTEDNESS FOR BORROWED MONEY. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness for Borrowed Money of any kind; PROVIDED, HOWEVER, that this Section 8.11 shall not apply to:

                                 (i) the Obligations of the Borrower under this
                      Agreement and any obligations of any Subsidiary under any Guaranty of Payment and any obligation of any Subsidiary under a Reimbursement Agreement in respect of any Letter of Credit;

                                 (ii) any purchase money indebtedness secured by
                      a purchase money mortgage or security interest permitted by Section 8.10 hereof;

                                 (iii) any Subordinated Indebtedness;

                                 (iv) so long as the Borrower and its
                      Subsidiaries are satisfying the Qualifying Financial Standards, loans may be obtained from financial institutions not pursuant to this Agreement ("OUTSIDE LOANS") in the aggregate principal amount of up to $30,000,000 at any one time outstanding; PROVIDED, HOWEVER, that any such Outside Loan obtained from any financial institution other than a Bank may not remain outstanding for more than 30 consecutive days and; PROVIDED, FURTHER, that any such Outside Loans must be repaid within one Banking Day following the date as of which the Borrower and its Subsidiaries no longer satisfy such Qualifying Financial Standards, except that, if such repayment would cause the Borrower to incur compensation obligations resulting from the prepayment of any such Outside Loan with a fixed rate, the Borrower shall not be required to repay such loan until the earlier of (x) the expiration of the interest period or (y) the date upon which repayment will not result in a compensation obligation;

                                 (v) certain unsecured senior Indebtedness or
                      Subordinated Indebtedness the terms of which are acceptable to all of the Banks (it being understood that any Bank will not find acceptable any such terms which are, in any Bank's judgment, more restrictive, individually or collectively, than the terms of this Agreement unless the Banks are given the right, at their option, to incorporate the same or similar terms into the provisions of this Agreement by way of amendment thereto); in any event such indebtedness will be automatically applied in such a way as to reduce the outstanding amount of the Revolving Credit Loans and will ratably reduce Total Commitment Amount by like amount;

                                 (vi) any permitted exception set forth in
                      Section 8.9 or 8.10 hereof;

                                 (vii) the outstanding principal amount with
                      respect to the Swingline Facility; and

                                 (viii) if at the time of incurrence thereof the
                      Borrower and its Subsidiaries have satisfied the Qualifying Financial Standards, any Negotiated Bid Loans obtained from any of the Banks aggregating not more than $75,000,000 in principal amount at any one time outstanding; PROVIDED, HOWEVER, that (A) no such Negotiated Bid Loan may remain outstanding for more than 3 months and (B) no Bank may have outstanding Negotiated Bid Loans in an aggregate greater than two times the amount of such Bank's Commitment; and, PROVIDED, FURTHER, that the Outside Loans and the Negotiated Bid Loans shall not be made or maintained in an aggregate principal amount outstanding at any one time which, when combined with the then outstanding aggregate principal amount of all Revolving Credit Loans and the aggregate amount of all outstanding Risk Participation Exposure at such time, would total more than $280,000,000.

           1.7. CAPITAL EXPENDITURES. Effective on the Effective Date, Section
8.17 of the Credit Agreement shall be of no further force or effect.

           1.8. CONSOLIDATED NET WORTH. Effective on the Effective Date, Section
8.20 of the Credit Agreement is amended to read in its entirety as follows:

                      SECTION 8.20 CONSOLIDATED NET WORTH. The Borrower will not suffer or permit its Consolidated Net Worth as of the end of any Fiscal Quarter to be less than $205,000,000, EXCEPT that (i) effective as of the end of the Borrower's Fiscal Quarter ended May 2, 1998, and as of the end of each Fiscal Quarter thereafter, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 50% of the consolidated net income of the Borrower and its Subsidiaries for the Fiscal Quarter ended on such date, if any, as determined in conformity with generally accepted accounting principles (there being no reduction in the case of any such consolidated net income which reflects a deficit), (ii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of the net proceeds received by the Borrower at any time after January 31, 1998 from any stock or other equity offering (excluding stock offerings under any employee benefit plan of the Borrower or its Subsidiaries), and (iii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of the aggregate principal amount of any Indebtedness converted into equity of the Borrower after January 31, 1998.

           1.9. CONSOLIDATED FIXED CHARGE COVERAGE. Effective on the Effective Date, Section 8.21 of the Credit Agreement is amended to read in its entirety as follows:

                      SECTION 8.21 CONSOLIDATED FIXED CHARGE COVERAGE. The Borrower shall not suffer or permit, as at the end of any Four Fiscal Quarter Period ending on or after the Fiscal Quarter ended on or nearest to January 31, 1998, the ratio (the "CONSOLIDATED FIXED CHARGE COVERAGE RATIO") of:

                                 (a) Consolidated Net Pre-Tax Earnings of the
                      Borrower and its Subsidiaries attributable to such period, PLUS the sum (without duplication) of the following, to the extent deducted in determining such Consolidated Pre-Tax Earnings, (i) Consolidated Net Fixed Lease Charges attributable to such period, PLUS (ii) Consolidated Net Interest Expense attributable to such period, PLUS (iii) depreciation and amortization charges of the Borrower and its Subsidiaries attributable to such period, PLUS (iv) during any such period ending not later than one year following the completion of the acquisition of House of Fabrics, up to $35,000,000, on a pre-tax basis, of charges taken during such period which are related to such acquisition, to

                                 (b) the sum of (i) Consolidated Net Fixed Lease
                      Charges attributable to such period, PLUS (ii) Consolidated Net Interest Expense attributable to such period, PLUS (iii) scheduled principal payments in respect of any Long-Term Indebtedness of the Borrower and its Subsidiaries during said period, to be as at such date less than 1.50 to 1.00.

           1.10. CONSOLIDATED CURRENT FUNDED INDEBTEDNESS. Effective on the Effective Date, Section 8.22 of the Credit Agreement is amended to read in its entirety as follows:

           SECTION 8.22 CONSOLIDATED CURRENT FUNDED INDEBTEDNESS. The Borrower shall not suffer or permit, as at the end of any Fiscal Quarter, the ratio of:
(x) Consolidated Current Assets at such date to (y) Consolidated Current Liabilities at such date, PLUS Funded Senior Debt at such date, to be less than the ratio shown below for such Fiscal Quarter:


                         FQ1 of such FY         FQ2 of such FY        FQ3 of such FY         FQ4 of such FY

Fiscal Year               0.95 to 1.00           0.95 to 1.00          0.95 to 1.00           1.10 to 1.00
ended on or
nearest to
January 31, 1999

Fiscal Year               1.00 to 1.00           1.00 to 1.00          1.00 to 1.00           1.15 to 1.00
ended on or
nearest to
January 31, 2000

Fiscal Year               1.05 to 1.00           1.05 to 1.00          1.05 to 1.00           1.20 to 1.00
ended on or
nearest to
January 31, 2001

Any Subsequent            1.10 to 1.00           1.10 to 1.00          1.10 to 1.00           1.25 to 1.00
Fiscal Year


           1.11. CONSOLIDATED LEVERAGE RATIO. Effective on the Effective Date,
Section 8.23 of the Credit Agreement is amended to read in its entirety as follows:

           SECTION 8.23 CONSOLIDATED LEVERAGE RATIO. The Borrower shall not suffer or permit, as at the end of any Fiscal Quarter, the ratio (the "CONSOLIDATED LEVERAGE RATIO") of: (x) Funded Senior Debt outstanding as at such date, TO (y) the sum of Funded Senior Debt outstanding as at such date PLUS Consolidated Net Worth at such date, to be greater than the ratio shown below for such Fiscal Quarter:



                         FQ1 of such FY         FQ2 of such FY          FQ3 of such FY        FQ4 of such FY

Fiscal Year               0.50 to 1.00           0.55 to 1.00            0.55 to 1.00          0.45 to 1.00
ended on or
nearest to
January 31, 1999

Fiscal Year               0.50 to 1.00           0.55 to 1.00            0.55 to 1.00          0.45 to 1.00
ended on or
nearest to
January 31, 2000

Any Subsequent            0.45 to 1.00           0.50 to 1.00            0.50 to 1.00          0.40 to 1.00
Fiscal Year


           1.12. CONDITIONS TO ALL CREDIT EVENTS---NO MATERIAL ADVERSE CHANGE. Effective on the Effective Date, Section 7.3 of the Credit Agreement is amended to read in its entirety as follows:

                      SECTION 7.3 NO MATERIAL ADVERSE CHANGE. There has been no event since the end of the Borrower's Fiscal Year ended on or nearest to January 31, 1997 which would or might reasonably be expected to have a Material Adverse Effect; provided, however, that the failure of this representation under this Section
           7.3 shall not prevent the occurrence of a Rate Continuation or a Rate Conversion subject to the provisions of Section 3.1(h).

           1.13. FORM OF COMPLIANCE CERTIFICATE. Effective on the Effective Date, Exhibits F and F-1 to the Credit Agreement are replaced by Exhibit F attached hereto.

           1.14. AMENDMENT TO FINANCIAL REPRESENTATIONS. Effective on the Effective Date, Section 9.5 of the Credit Agreement is amended to read in its entirety as follows:

                      SECTION 9.5 FINANCIAL CONDITION, ETC. (a) The Borrower has furnished to the Banks and the Agent true, complete and correct copies of (i) the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of the end of its Fiscal Year ended on or nearest to January 31, 1997, and as of the end of the two preceding Fiscal Years, and the related audited consolidated statements of income, shareholders' equity, and cash flows for the Fiscal Years then ended, accompanied by the unqualified report thereon of the Borrower's independent accountants; and (ii) the unaudited condensed consolidated balance sheets of the Borrower and its consolidated subsidiaries as of the Fiscal Quarter ended on or nearest to October 31, 1997, and the related unaudited condensed consolidated statements of income and of cash flows of the Borrower and its consolidated subsidiaries for the Fiscal Quarters then ended, as contained in the Form 10-Q Quarterly Report of the Borrower filed with the SEC. All such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will result in a Material Adverse Effect.

                      (b) Since the end of the Borrower's Fiscal Year ended on or nearest to January 31, 1997, there has been no change in the business, results of operations or financial condition of the Borrower and its Subsidiaries, considered as an entirety, which has had, or might reasonably be expected to have, a Material Adverse Effect.


           SECTION 2. REPRESENTATIONS AND WARRANTIES.

           The Borrower represents and warrants as follows:

           2.1. AUTHORIZATION, VALIDITY AND BINDING EFFECT. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

           2.2. REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

           2.3. NO EVENT OF DEFAULT, ETC. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

           2.4. COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.

           2.5. OFFER TO PURCHASE. The Borrower has delivered to the Banks and the Agent a true and complete copy of the Offer to Purchase (the "OFFER TO PURCHASE") dated February 6, 1998 made by FCA Acquisition Corporation, its Subsidiary, relating to its offer to purchase any and all of the outstanding shares of capital stock of House of Fabrics, Inc. ("HOUSE OF FABRICS").

           2.6. FINANCIAL PROJECTIONS. The Borrower has caused to be delivered to the Banks a Confidential Information Memorandum dated February 10, 1998 which includes financial projections prepared by management of the Borrower for the Borrower and its Subsidiaries for the Fiscal Years 1999- 2003 which take into account the acquisition contemplated by the Offer to Purchase (the "FINANCIAL PROJECTIONS"). The Financial Projections were prepared on behalf of the Borrower in good faith after taking into account the existing and historical levels of business activity of the Borrower and its Subsidiaries, historical financial information with respect to the properties and business of House of Fabrics to be acquired pursuant to the Offer to Purchase, as supplied by management of House of Fabrics, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiaries to be pertinent thereto. The Financial Projections were considered by management of the Borrower, as of such date of preparation, to be realistically achievable; PROVIDED, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Borrower at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.


           SECTION 3. RATIFICATIONS.

           The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.


           SECTION 4. EFFECTIVENESS OF AMENDMENTS.

           The amendments to the Credit Agreement provided for in this Amendment shall become effective if and when, on a date (the "EFFECTIVE DATE") on or prior to March 31, 1998, the following conditions shall have been satisfied:

           4.1. EXECUTION OF AMENDMENT; DELIVERY OF NOTES. This Amendment shall have been executed by the Borrower and the Agent and counterparts hereof as so executed shall have been delivered to the Agent; the Acknowledgment and Consent appended hereto shall have been executed by the Guarantors named therein, and counterparts thereof as so executed shall have been delivered to the Agent; and the Agent shall have been notified by the Banks party hereto that such Banks have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution). There shall have been delivered to the Agent for the account of each Bank party hereto the appropriate Note or Notes executed by the Borrower, in each case, in the amount, maturity and as otherwise provided in the Credit Agreement as amended by this Amendment, in exchange for the Notes previously outstanding under the Credit Agreement.

           4.2. OFFER TO PURCHASE, ETC. (a) There shall have been no modification to the Offer to Purchase subsequent to its date which is not acceptable to all of the Banks.

           (b) Shares representing not less than a majority of the fully diluted outstanding equity securities of House of Fabrics shall have been duly tendered pursuant to the Offer to Purchase, and FCA Acquisition Corporation shall have accepted such shares for payment pursuant to the Offer to Purchase.

           (c) Each of the conditions precedent to the obligations of FCA Acquisition Corporation to purchase outstanding equity securities of House of Fabrics which is contained in the Offer to Purchase or any other related documents incident to the acquisition of House of Fabrics shall have been fulfilled (without any waiver thereto not consented to by the Majority Banks) to the satisfaction of the Majority Banks.

           (d) Without limiting the generality of the foregoing, such purchase of equity securities shall have been consummated in compliance with the terms of the Offer to Purchase and all applicable laws, and all material governmental and third party approvals in connection with such purchase shall have been obtained and remain in effect, and all applicable waiting periods provided in any applicable laws shall have expired without any action being taken by any competent authority (including any court having jurisdiction) which restrains or prevents such transactions or imposes, in the judgment of the Majority Banks, materially adverse conditions upon the consummation of such purchase or the continued operation of the Borrower's businesses or the business to be acquired by the Borrower pursuant to the Offer to Purchase.

           (e) The Borrower shall have made arrangements, satisfactory to the Agent, for (i) the prompt prepayment in full of all outstanding loans of House of Fabrics out of the proceeds of Loans under the Credit Agreement as amended hereby; (ii) the termination of the commitments of any lenders for any additional loans to House of Fabrics; and (iii) the termination of any and all liens and security interests securing any such loans made to House of Fabrics.

           4.3. FEES. The Borrower shall have paid to the Agent for its own account and for the account of the Banks all fees which the Borrower has agreed to pay in connection with this Amendment.

           4.4. REALLOCATION OF COMMITMENTS, ETC. On the Effective Date and immediately prior to the time this Amendment becomes effective, (a) the Borrower shall have paid all fees and interest accrued under the Credit Agreement to such time, (b) the Borrower shall have paid in full all outstanding Negotiated Bid Loans and Outside Loans, if any, owed to any Bank referred to in the Credit Agreement which is not a Bank party to this Amendment, together with accrued interest and any breakage commission thereon, (c) the outstanding Revolving Credit Loans, Risk Participation Exposure and Commitments of the Banks under the Credit Agreement shall have been assigned to KeyBank National Association, and re-assigned by it to the Banks which are party to this Amendment, so that after giving effect thereto the outstanding Revolving Credit Loans, Risk Participation Exposure and Commitments are in the proportions specified in Annex A hereto.

           4.5. CORPORATE RESOLUTIONS AND APPROVALS. The Agent shall have received, in sufficient quantity for the Agent and the Banks, certified copies of the resolutions of the Board of Directors of the Borrower and each Guarantor, approving this Amendment and any other documents contemplated hereby to which the Borrower or any such Guarantor, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrower or any such Guarantor of this Amendment and such other documents to which it is or may become a party.

           4.6. INCUMBENCY CERTIFICATES. The Agent shall have received, in sufficient quantity for the Agent and the Banks, a certificate of the Secretary or an Assistant Secretary of the Borrower and of each Guarantor, certifying the names and true signatures of the officers of the Borrower or such Guarantor, as the case may be, authorized to sign this Amendment and the other documents contemplated hereby to which the Borrower or such Guarantor is a party and any other documents to which the Borrower or any such other Credit Party is a party which may be executed and delivered in connection herewith.

           4.7. OPINION OF COUNSEL. On the Effective Date, the Agent shall have received an opinion, addressed to the Administrative Agent and each of the Banks and dated the Effective Date, from Thompson, Hine & Flory LLP, special counsel to the Borrower, substantially in the form of Exhibit A hereto and covering such other matters incident to the transactions contemplated hereby as the Agent may reasonably request, such opinion to be in form and substance satisfactory to the Agent.

           SECTION 5. NOTICE OF EFFECTIVE DATE.

           After this Amendment becomes effective as provided herein, the Agent will promptly furnish a copy of this Amendment to each Bank and the Borrower and confirm the specific Effective Date hereof.


           SECTION 6. MISCELLANEOUS.

           6.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by any Agent or any Bank or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them.

           6.2. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

           6.3. EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Agent's special legal counsel, regardless of whether the amendments to the Credit Agreement contemplated by this Amendment become effective in accordance with the terms hereof, and all costs and expenses incurred by the Agent or any Bank in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

           6.4. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

           6.5. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

           6.6. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

           6.7. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

           6.8. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.


               [The balance of this page is intentionally blank.]

           IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.



FABRI-CENTERS OF AMERICA, INC.            THE FIRST NATIONAL BANK OF CHICAGO


By:_______________________________        By:__________________________________
     Executive Vice President                  Vice President
     & Chief Financial Officer

KEYBANK NATIONAL ASSOCIATION,             NATIONSBANK, N. A.
     individually and as Agent

By:_______________________________        By:__________________________________
     Vice President                            Senior Vice President

NATIONAL CITY BANK                        BANK ONE, NA


By:_______________________________        By:__________________________________
     Vice President                            Vice President

COMERICA BANK


By:_______________________________
      Vice President

                           ACKNOWLEDGMENT AND CONSENT


           For the avoidance of doubt, and without limitation of the intent and effect of Sections 3 and 4 of the Guaranty of Payment executed and delivered by each of the undersigned Guarantors (as each of such terms is defined in the Credit Agreement referred to in the Amendment No. 2 to Credit Agreement (the "AMENDMENT"), to which this Acknowledgment and Consent is appended), each of the undersigned hereby unconditionally and irrevocably (i) acknowledges receipt of a copy of the Credit Agreement and the Amendment, and (ii) consents to all of the terms and provisions of the Credit Agreement as amended by the Amendment.

           Capitalized terms which are used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to herein. This Acknowledgment and Consent is for the benefit of the Banks and the Agent, and their respective successors and assigns. No term or provision of this Acknowledgment and Consent may be modified or otherwise changed without the prior written consent of the Agent, given as provided in the Credit Agreement. This Acknowledgment and Consent shall be binding upon the successors and assigns of each of the undersigned. This Acknowledgment and Consent may be executed by any of the undersigned in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment and Consent as of the date of the Amendment referred to herein.



FCA FINANCIAL, INC.                            FABRI-CENTERS OF CALIFORNIA, INC.

By:__________________________                  By:__________________________
          Title:                                         Title:

FABRI-CENTERS OF SOUTH DAKOTA, INC.            FCA OF OHIO, INC.

By:__________________________                  By:__________________________
          Title:                                         Title:

                                     ANNEX A

                           COMMITMENTS AND PERCENTAGES





NAME OF BANK                                 COMMITMENT              RATABLE PORTION
=================================================================================
KeyBank National Association                $105,000,000                 42.00%
---------------------------------------------------------------------------------
National City Bank                           $35,000,000                 14.00%
---------------------------------------------------------------------------------
The First National Bank of                   $35,000,000                 14.00%
Chicago
---------------------------------------------------------------------------------
Comerica Bank                                $35,000,000                 14.00%
---------------------------------------------------------------------------------
Bank One,  NA                                $25,000,000                 10.00%
---------------------------------------------------------------------------------
NationsBank, N. A.                           $15,000,000                 06.00%
---------------------------------------------------------------------------------
TOTAL COMMITMENT                            $250,000,000                   100%
AMOUNT

                                                                       EXHIBIT A


               FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWER


                                                 ___________, 1998



To the Agent and Each of the Banks
          Named in the Credit Agreement
          Referred to Below
c/o KeyBank National Association,
          as Agent
Key Center
127 Public Square
Cleveland, Ohio 44114
          Attention: Large Corporate Group

           Re:        $250,000,000 Credit Agreement with Fabri-Centers of
                      America, Inc.
                      ---------------------------------------------------

Ladies and Gentlemen:

           We have acted as special counsel to Fabri-Centers of America, Inc. (the "BORROWER"), an Ohio corporation, in connection with the Credit Agreement, dated as of September 30, 1994, as amended by Amendment No. 1 to Credit Agreement, dated as of June 2, 1997, and Amendment No. 2 to Credit Agreement ("AMENDMENT NO. 2 TO CREDIT AGREEMENT"), dated as of March 4, 1997, among the Borrower, the Banks named therein, and KeyBank National Association (as successor by merger and change of name to Society National Bank), as agent (the "AGENT") for the Banks thereunder (as so amended, the "CREDIT AGREEMENT"). This opinion letter is delivered to you on behalf of the Borrower pursuant to its request and pursuant to the requirements of Section 4 of Amendment No. 2 to Credit Agreement. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement.

           As such special counsel, we have examined (i) the Credit Agreement,
(ii) the Revolving Credit Notes issued today pursuant to Amendment No. 2 to Credit Agreement (the "REVOLVING CREDIT NOTES"), (iii) the separate Guaranty of Payment (each a "GUARANTY OF PAYMENT" and, collectively, the "GUARANTIES OF PAYMENT"), dated as of September 30, 1994, executed and delivered by each of FCA Financial, Inc., an Ohio corporation, Fabri-Centers of South Dakota, Inc., an Ohio corporation, Fabri-Centers of California, Inc., an Ohio corporation, and FCA of Ohio, Inc., an Ohio corporation (individually, a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES"), in favor of the Agent, for the ratable benefit of the Agent and the Banks from time to time party to the Credit Agreement, and (iv) the certificate (the "CERTIFICATE") of an officer of the Borrower, dated the date hereof (a copy of which is appended hereto), certifying that the documents listed therein are all of the indentures, loan or credit agreements, mortgages, security agreements, bonds, notes, debentures and other agreements or instruments, relating to any Funded Senior Debt of the Borrower or any of the Subsidiaries, which restrict or purport to restrict the Borrower's or any Subsidiary's right to borrow money or guarantee indebtedness, together with such additional documents and such records and matters of law as we have considered necessary as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or telecopied facsimiles, and the authenticity of the originals of such latter documents. Further, with your consent, we have assumed the legal power of the Banks and the Agent to enter into and perform the Credit Agreement and the due authorization, execution, and delivery of the Credit Agreement by the Banks and the Agent.

           Based upon the foregoing and subject to the qualifications, limitations and assumptions specified herein, we are of the opinion that:

                1. EXISTENCE, CORPORATE POWER AND AUTHORITY. Each of the Borrower and the Subsidiaries is a corporation validly existing and in good standing under the laws of the State of Ohio, with corporate power and authority to execute and deliver and perform its obligations under the Credit Agreement and the Revolving Credit Notes, in the case of the Borrower, and the Guaranty of Payment to which it is a party, in the case of any Subsidiary.

                2. AUTHORIZATION, EXECUTION AND DELIVERY. The Credit Agreement and the Revolving Credit Notes have each been duly authorized by all necessary corporate action on the part of the Borrower and duly executed and delivered on behalf of the Borrower by an officer or officers of the Borrower thereunto duly authorized. Each Guaranty of Payment has been duly authorized by all necessary corporate action on the part of the Subsidiary which is a party thereto and duly executed and delivered on behalf of such Subsidiary by an officer or officers of such Subsidiary thereunto duly authorized.

                3. NO GOVERNMENTAL CONSENT, ETC. No consent or approval or other action by, and no notice to or filing with, any governmental body, agency or authority, is required under any United States federal or State of Ohio law, regulation or rule as a condition to the valid execution, delivery or performance by the Borrower or any Subsidiary of the Credit Agreement, the Revolving Credit Notes or the Guaranty of Payment to which any such Subsidiary is a party, as the case may be.

                4. NO CONFLICTS, ETC. The execution, delivery and performance of the Credit Agreement, the Revolving Credit Notes and the Guaranties of Payment on the part of the Borrower and the Subsidiaries, as the case may be, do not contravene, or constitute a default under, or violate, any term or provision of (i) the articles of incorporation or code of regulations of the Borrower or any Subsidiary, (ii) any United States federal or State of Ohio law, regulation or rule applicable to the Borrower or any Subsidiary, as the case may be, or (iii) any indenture, loan or credit agreement, mortgage, security agreement, bond, note, debenture or other agreement or instrument binding on or affecting the Borrower or any Subsidiary which is listed in the Certificate, and do not result in the creation or imposition of any Lien on any material asset of the Borrower or any of the Subsidiaries pursuant to any such term or provision.

                5. VALIDITY AND BINDING EFFECT, ETC. The Credit Agreement, the Revolving Credit Notes and the Guaranties of Payment each constitutes a valid and binding agreement or obligation of the Borrower or any Subsidiary, as the case may be, which is a party thereto, enforceable against the Borrower or any such Subsidiary, as the case may be, in accordance with its respective terms, except to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of the rights of creditors generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                6. MARGIN REGULATIONS. Based in part upon the accuracy of representations and warranties of the Borrower contained in the Credit Agreement to the effect that neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), and that at no time would more than 25% of the value of the assets of the Borrower or the Borrower and its Consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of Regulation U) under the Credit Agreement be represented by margin stock, Borrowings under the Credit Agreement will not result in any violation of Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                7. INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           Please be advised that the foregoing opinions are subject to the following qualifications and assumptions:

                      A. Our opinions in paragraphs 3 and 4 above insofar as such paragraphs relate to requirements of any United States federal or State of Ohio laws, regulations or rules is based upon a review of those laws, regulations and rules that, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement, the Revolving Credit Notes and the Guaranties of Payment. We express no opinion as to any violation of any law, regulation or rule or absence of any consent, approval, action or filing (i) that does not in any practical manner adversely affect the rights of the Agent or any Bank under the Credit Agreement or any of the other documents referred to herein and does not deprive the Agent or any Bank of any material benefit thereunder, or (ii) which can be readily remedied without significant delay, expense or loss to the Agent or any Bank.

                      B. With reference to our opinion in paragraph 4 above, we note that the Ohio criminal usury statute, section 2905.21 of the Ohio Revised Code, defines "Criminal usury" in section 2905.21(H) as "illegally charging, taking or receiving any money or other property as interest on an extension of credit at a rate exceeding twenty-five percent per annum ... unless... the rate of interest is otherwise authorized by law...". Whether the exemption of the Loans made pursuant to the Credit Agreement from the Ohio civil usury statute because the Loans constitute "business loans", as defined in section 1343.01 of the Ohio Revised Code, the provisions of section 1701.68 of the Ohio Revised Code (which generally prohibit any domestic or foreign corporation from interposing the defense of usury in any proceeding upon or with reference to any obligation of such corporation), or any other similar exemptive provision of law, makes the rate "otherwise authorized by law" within the contemplation of section 2905.21(H), is unclear. We are unaware of any Ohio authority on the application of section 2905.21(H) to an arms-length commercial loan transaction.

                      C. We express no opinion as to the enforceability of any term or provision of the Credit Agreement, the Revolving Credit Notes or the Guaranties of Payment that purports to (i) restrict access by the Borrower or any Subsidiary to legal or equitable remedies; (ii) waive or affect any right to notices; (iii) provide for nonjudicial remedies; (iv) waive the consequences of any delay or omission in the enforcement of remedies; (v) provide for the payment or reimbursement by the Borrower or any Subsidiary of any attorneys' fees in connection with the enforcement of obligations of the Borrower or any Subsidiary, to the extent that the recovery of any such attorneys' fees under such circumstances would be contrary to the public policy of the State of Ohio; or (vi) waive the right to trial by jury.

                      D. We express no opinion as to compliance or noncompliance of the Agent or any Bank with any state or federal laws or regulations applicable to the Agent or any Bank by reason of the legal or regulatory status or the nature of the business of the Agent or any Bank, except as specified in paragraph 6 above.

           This opinion letter is rendered solely for your information in connection with the transactions contemplated in the Credit Agreement and is not to be quoted in whole or in part or otherwise referred to in any of your financial statements or other public releases, nor is it to be filed with or delivered to any governmental agency or other person (other than independent accountants and counsel who receive this letter in the course of representation of the Agent, any Bank, or any prospective or actual assignee or participant) without the prior written consent of the undersigned, except as required by law. This opinion letter may not be relied upon for any other purpose whatsoever or by any person other than the Agent, the Banks and their respective loan participants and assignees.


                                Very truly yours,

                         FABRI-CENTERS OF AMERICA, INC.

                              OFFICER'S CERTIFICATE

           The undersigned hereby certifies that he is an officer of FABRI-CENTERS OF AMERICA, INC., an Ohio corporation (the "BORROWER"), holding the office or offices in the Borrower indicated below his signature hereto and that, as such officer he is authorized to execute and deliver this Certificate on behalf of the Borrower, and with reference to the Credit Agreement, dated as of September 30, 1994, as amended by Amendment Nos. 1 and 2 thereto, dated as of June 2, 1997 and March 4, 1998, among the Borrower, the Banks named therein and KeyBank National Association (as successor by merger and change of name to Society National Bank), as Agent (as so amended, the "CREDIT AGREEMENT"; capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement), further certifies as follows:

                      (a) BACKGROUND. I am fully familiar with the financial affairs of the Borrower and its Subsidiaries and have made such investigation as I considered necessary as a basis for the statements in this Certificate.

                      (b) RESTRICTIVE DOCUMENTS. The documents listed below are all of the indentures, loan or credit agreements, mortgages, security agreements, bonds, notes, debentures and other agreements or instruments, relating to any Funded Senior Debt of the Borrower or any of the Subsidiaries, which restrict or purport to restrict the Borrower's or any Subsidiary's right to borrow money or guarantee indebtedness:

                                 (1) Credit Agreement.

                                 (2) Other notes, applications for credit, etc.
                      which incorporate covenants, etc. from the Existing Credit Agreement or the Credit Agreement. Any such documents which incorporate covenants from the Credit Agreement are being or will be modified to incorporate covenants from the Credit Agreement.

                      (c) NO RESTRICTIVE ORDERS, JUDGMENTS, ETC. There are no orders, writs, judgments, awards, injunctions or decrees which restrict or purport to restrict the Borrower's or any Subsidiary's right to borrow money or guarantee indebtedness.

           WITNESS the due execution and delivery of this Certificate by the undersigned this ___th day of March, 1998.



                                           ------------------------------------
                                                     Brian P. Carney
                                                     Executive Vice President
                                                     & Chief Financial Officer

                                                                       EXHIBIT F
                         FABRI-CENTERS OF AMERICA, INC.

                      QUARTER-ANNUAL COMPLIANCE CERTIFICATE


           Certified on this __ day of ________, 19__ ("THIS DATE") as of ______, 19__ (the "REPORT DATE") pursuant to Section 8.1(c)(ii) of the Credit Agreement (as hereinafter defined).

           Reference is hereby made to that certain Credit Agreement, dated as of September 30, 1994 (as amended from time to time, the "CREDIT AGREEMENT"), among Fabri-Centers of America, Inc. (the "BORROWER"), certain banks which are signatories thereto (the "BANKS"), and KeyBank National Association, as agent for the Banks (the "AGENT"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

           Pursuant to Section 8.1(c)(ii) of the Credit Agreement, I certify to the Banks that I am the __________________[responsible financial officer] of the Borrower and further certify to the Banks, on behalf of the Borrower, to the best of my knowledge and belief, as follows:

                      1. The conclusions set forth on the attached pages, together with the accompanying calculations, indicate the Borrower's compliance or non-compliance with certain sections of the Credit
           Agreement:

                      2. Enclosed herewith are Borrower's [unaudited quarterly/audited annual] financial statements as required by Section
           8.1 of the Credit Agreement.

                      3. No Possible Default or Event of Default existed as at the Report Date, nor does any exist at this date.(1)


           IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the date set forth below.



                                 FABRI-CENTERS OF AMERICA, INC.
                                       on behalf of itself and its Subsidiaries


                                 By:_______________________________
                                        Title:

Date:_______________


_______________________

           (1) If this certification cannot be given, substitute a brief description of the Possible Default(s) or Event of Default(s) and Borrower's intentions in respect thereof.

                  SECTION 8.20                        CONSOLIDATED  NET WORTH.

Required Beginning Amount of
                  Consolidated Net Worth                   $205,000,000
Plus:
                  50% of positive Consolidated Net
                  Income for each FQ (no deduction for deficits)
                        FQ1 of 1999 FY                     $___________
                        FQ2 of 1999 FY                     $___________
                        FQ1 of 1999 FY                     $___________
                        FQ4 of 1999 FY                     $___________

                        FQ1 of 2000 FY                     $___________
                        FQ2 of 2000 FY                     $___________
                        FQ1 of 2000 FY                     $___________
                        FQ4 of 2000 FY                     $___________

                        etc.

Plus:
                  100% of equity sales (other than to
                  employee benefit plans

                        [date]                             $__________
                        [date]                             $__________
                        [date]                             $__________

Plus:
                  100% of principal amount of Indebtedness converted into equity

                        [date]                             $__________
                        [date]                             $__________
                        [date]                             $__________


TOTAL REQUIRED CONSOLIDATED NET WORTH                      $___________

ACTUAL CONSOLIDATED NET WORTH
                  AS OF REPORT DATE                        $___________

                              In Compliance?    |_|  Yes               |_|  No

                  SECTION 8.21               CONSOLIDATED FIXED CHARGE COVERAGE.

As of the Report Date, and as determined for each period set forth below:

(A)               Consolidated Net Pre-Tax Earnings for
                  each Fiscal Quarter in the Four Fiscal
                  Quarter Period Ending with the Report Date           $________

                  By Fiscal Quarter
                  -------------------------------------------------
                  FQE [date]                      $_______
                  FQE [date]                      $_______
                  FQE [date]                      $_______
                  FQE [date]                      $_______

(B)               Consolidated Net Fixed Lease Charges for
                  each Fiscal Quarter in the Four Fiscal
                  Quarter Period Ending with the Report Date           $________
                  By Fiscal Quarter
                  -------------------------------------------------
                  FQE [date]                      $_______
                  FQE [date]                      $_______
                  FQE [date]                      $_______
                  FQE [date]                      $_______

(C)               Consolidated Net Interest Expense for
                  each Fiscal Quarter in the Four Fiscal
                  Quarter Period Ending with the Report Date           $________

                  By Fiscal Quarter
                  -------------------------------------------------
                  FQE [date]                      $_______
                  FQE [date]                      $_______
                  FQE [date]                      $_______
                  FQE [date]                      $_______

(D)               Consolidated Depreciation and Amortization
                  Expense for each Fiscal Quarter in the Four Fiscal
                  Quarter Period Ending with the Report Date           $________

                  By Fiscal Quarter
                  -------------------------------------------------
                  FQE [date]                      $_______
                  FQE [date]                      $_______
                  FQE [date]                      $_______
                  FQE [date]                      $_______

(E) Other Charges incident to the acquisition of House of Fabrics taken during such Four Fiscal Quarter Period and within one year of acquisition, and not otherwise taken into account as provided above (subject to
                  $35 million limitation)                          $________

(F)               TOTAL OF (A), (B), (C), (D) and (E)              $________


(G)               Scheduled Principal Payments in respect of
                  Long-Term Indebtedness during the Four Fiscal
                  Quarter Period Ending with the Report Date       $________

                  By Fiscal Quarter
                  ---------------------------------------------
                  FQE [date]           $_______
                  FQE [date]           $_______
                  FQE [date]           $_______
                  FQE [date]           $_______

(H)               TOTAL OF (B), (C) AND (G)                        $________

(H)               ACTUAL RATIO OF (F) to (H)                       _____ to 1.00

REQUIRED CONSOLIDATED FIXED CHARGE
                  RATIO                                             1.50 to 1.00

                               In Compliance?    |_|  Yes               |_|  No

                  SECTION 8.22         CONSOLIDATED CURRENT FUNDED INDEBTEDNESS.

As of the Report Date:

(A)      Consolidated Current Assets:                             $__________

(B)      Consolidated Current Liabilities:                        $__________(2)

(C)      Funded Senior Debt                                       $__________


ACTUAL RATIO OF (A) TO THE SUM OF (B) AND (C)                     ______ to 1.00

MINIMUM REQUIRED CONSOLIDATED
CURRENT FUNDED INDEBTEDNESS RATIO
FOR THE FISCAL QUARTER ENDED WITH
THE REPORT DATE, PER SECTION 8.22 OF THE
CREDIT AGREEMENT:                                                 ______ to 1.00

                              In Compliance?    |_|  Yes               |_|  No


                  SECTION 8.23            CONSOLIDATED LEVERAGE  RATIO.

As of the Report Date:

(A)      Outstanding  Funded Senior Debt:                         $__________

(B)      Consolidated Net Worth:                                  $__________

ACTUAL RATIO OF (A) TO THE SUM OF (A) AND (B):                    ______ to 1.00

MAXIMUM CONSOLIDATED LEVERAGE RATIO
                  FOR THE FISCAL QUARTER ENDED WITH THE
                  REPORT DATE, PER SECTION 8.23
                  OF THE CREDIT AGREEMENT:                        ______ to 1.00



                           In Compliance?    |_|  Yes               |_|  No



_____________


           (2) Exclusive of the sum of (a) the aggregate outstanding balance of Revolving Credit Loans plus (b) the aggregate outstanding Negotiated Bid Loans not in excess of the Total Commitment Amount.